Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 (No. 333-70487) of our report, dated August 3, 1998, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, on the financial statements of Quantech, LTD. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.

                                           /s/  McGLADREY & PULLEN, LLP


March 24, 1999